CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – VALUE FUND, CAPITAL APPRECIATION FUND, SMALL COMPANY FUND, SPECIAL EQUITY FUND, INTERNATIONAL EQUITY FUND, EMERGING MARKETS EQUITY FUND, BOND FUND AND GLOBAL BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 7, 2006	/s/ Peter M. Lebovitz
Peter M. Lebovitz
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – VALUE FUND, CAPITAL APPRECIATION FUND, SMALL COMPANY FUND, SPECIAL EQUITY FUND, INTERNATIONAL EQUITY FUND, EMERGING MARKETS EQUITY FUND, BOND FUND AND GLOBAL BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 7, 2006	/s/ Bruce M. Aronow
Bruce M. Aronow
Chief Financial Officer